SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **C.E. ENTERTAINMENT, INC.**, did on January 30, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 7, 2007.

✍

ROSS MILLER
Secretary of State

By ✍

Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070074990-88
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/30/2007 7:44 AM
	Entity Number E0082692007-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	C.E. Entertainment, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Nevada Agency and Trust Company (Name) 50 West Liberty Street Suite 880 (MANDATORY) Physical Street Address; Reno (City); Nevada; 89501 (Zip Code) (OPTIONAL) Mailing Address; City; State; Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 50,000,000 Par value per share: $ .001 Number of shares without par value: 0
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. George Dutchko (Name) 7456 Barrymore Drive (Street Address); Delta, BC Canada (City); State; V4C6X4 (Zip Code) 2. Alexander Hornsami (Name) 103-9b Koshytsya Street (Street Address); Kyiv, Ukraine (City); State; 02068 (Zip Code) 3. Name Street Address; City; State; Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: Any Lawful Business Activity
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Amanda Cardinalli (Name) X [signature] (Signature) 50 West Liberty Street Suite 880 (Address); Reno (City); NV (State); 89501 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company 1/30/2007 (Date)

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 Articles 2007
Revised on: [illegible]